Exhibit 10.12
SERVICES AGREEMENT
          This AMENDED AND RESTATED SERVICES AGREEMENT is dated as of June 30, 2005 (this “Services Agreement”) between AMERICAN RAILCAR INDUSTRIES, INC., a Missouri corporation (“ARI”) and AMERICAN RAILCAR LEASING LLC, a Delaware limited liability company (“ARL”).
W I T N E S S E T H:
          WHEREAS, ARI and ARL entered into that certain Services Agreement, dated as of April 1, 2005 (the “Original Agreement”) whereby ARI retained ARL to provide certain administrative services, and ARL retained ARI to provide certain purchasing and engineering services;
          WHEREAS, ARI and ARL desire to amend the Original Agreement in order that ARL will provide ARI with access to its Accounting and Finance Services, as set forth in Section 5(g);
          NOW, THEREFORE, the parties hereto, desiring legally to be bound, agree as follows:
          1. Definitions and Rules of Interpretation.
          1.1. Definitions. As used herein, the following terms shall have the following meanings:
          “Accounting and Finance Services” means the services described in Part 1 of Schedule A.
          “Affiliate” of any Person means any individual, corporation, partnership, joint venture, association or other entity that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control,” when used with respect to any person, means the power to direct the management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have the meanings correlative to the foregoing.
          “Agreement” shall have the meaning set forth in the preamble hereof.
          “ARI” shall have the meaning set forth in the preamble hereof.
          “ARI Services” means Engineering Services and Purchasing Services, and any one of them, an “ARI Service.”
          “ARL” shall have the meaning set forth in the preamble hereof.

          “ARL Services” means Accounting and Finance Services, Employee Compensation and Benefits Administration Services, Information Processing Services, Leasing Services, Rent and Building Services, and Treasury Services, and any one of them, an “ARL Service.”
          “Business Day” means each day that is neither a Saturday, Sunday nor other day on which banking institutions or trust companies in New York, New York are legally authorized or required to close.
          “Employee Compensation and Benefits Administration Services” means the services described in Part 2 of Schedule A.
          “Engineering Services” means the services described in Part 1 of Schedule B.
          “Event of Default” shall have the meaning set forth in Section 8.1.
          “Fees” shall have the meaning set forth in Section 7.1.
          “Information Processing Services” means the services described in Part 3 of Schedule A.
          “Leasing Services” means the services described in Part 4 of Schedule A.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or governmental authority.
          “Purchasing Services” means the services described in Part 2 of Schedule B.
          “Rent and Building Services” means the services described in Part 5 of Schedule A.
          “Services” means the ARI Services and the ARL Services, and any one of them, a “Service.”
          “Term” means the term of the respective obligations of ARI and ARL hereunder, commencing as of the date hereof and continuing until terminated in accordance with the terms and provisions set forth herein.
          “Treasury Services” means the services described in Part 6 of Schedule A.
          1.2. Rules of Interpretation. For purposes of this Agreement, unless otherwise specified herein:
               (i) accounting terms used and not specifically defined therein shall be construed in accordance with generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting

               Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof consistently applied as to the party in question;
               (ii) the term “including” means “including without limitation,” and other forms of the verb “to include” have correlative meanings;
               (iii) references to any Person include such Person’s permitted successors (and references to any governmental authority include any Person succeeding to such governmental authority’s functions);
               (iv) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;
               (v) “month” means a calendar month and “year” means a calendar year unless specifically noted otherwise;
               (vi) the words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;
               (vii) the term “or” means “and/or”, as applicable;
               (viii) the meanings of defined terms are equally applicable to the singular and plural forms of such defined terms;
               (ix) references to “Section” or “Schedule” herein are references to Sections in and Schedules to this Agreement;
               (x) the various captions (including any table of contents) are provided solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement;
               (xi) references to any statute or regulation refer to that statute or regulation as amended from time to time, and include any successor statute or regulation of similar import; and
               (xii) all references to any contract, document or agreement shall mean such contract, document or agreement as amended, supplemented, restated and otherwise modified and in effect from time to time.
          2. Engagement.
          2.1. Engagement of ARL. ARI hereby engages ARL to provide the ARL Services to and on behalf of ARI on the terms and conditions set forth herein, and ARL hereby accepts such engagement. In this regard, ARL will act as an independent contractor on behalf of ARI and not as an agent or employee of ARI or any other Person.

          2.2. Engagement of ARI. ARL hereby engages ARI to provide the ARI Services to and on behalf of ARL on the terms and conditions set forth herein, and ARI hereby accepts such engagement. In this regard, ARI will act as an independent contractor on behalf of ARL and not as an agent or employee of ARL or any other Person.
          3. Term.
          3.1. Duration of Term. The Term of each of the ARL Services and the ARI Services shall commence as of the date hereof and shall continue until December 31, 2007 unless terminated on an earlier date by ARL or ARI in accordance with the terms and conditions set forth herein. The obligations of ARL and ARI hereunder arising during the Term, or as may otherwise be specifically provided for in this Agreement, shall survive the expiration or earlier termination of the Term.
          3.2. Elective Termination of Services.
          (a) ARI, in its sole discretion, may terminate the Term with respect to any or all of the ARL Services by six (6) months’ prior notice to ARL, which termination shall be effective as of the date as such notice may specify, and upon the effective date of any such termination ARI shall no longer be responsible for the payment of any Fees or other expenses associated with such terminated ARL Services.
          (b) ARL, in its sole discretion, may terminate the Term with respect to any or all of the ARI Services by six (6) months’ prior notice to ARI, which termination shall be effective as of the date as such notice may specify, and upon the effective date of any such termination ARL shall no longer be responsible for the payment of any Fees or other expenses associated with such terminated ARI Services.
          3.3. Performance of Services.
          (a) In each case when ARI is able to perform any ARL Service without assistance from ARL, ARI shall promptly terminate ARL’s provision of such ARL Service pursuant to Section 3.2(a).
          (b) In each case when ARL is able to perform any ARI Service without assistance from ARI, ARL shall promptly terminate ARI’s provision of such ARI Service pursuant to Section 3.2(b).
          3.4. Resignation.
          (a) ARL may not resign from its obligations and duties to perform the ARL Services hereunder, except (i) with the prior written consent of ARI or (ii) upon a determination that ARL’s performance of the ARL Services is no longer permissible under applicable law. Any such determination permitting the resignation of ARL pursuant to clause (ii) above shall be evidenced by an opinion of independent counsel, in form and substance reasonably satisfactory to ARI, to such effect delivered to ARI.

          (b) ARI may not resign from its obligations and duties to perform the ARI Services hereunder, except (i) with the prior written consent of ARL or (ii) upon a determination that ARI’s performance of the ARI Services is no longer permissible under applicable law. Any such determination permitting the resignation of ARI pursuant to clause (ii) above shall be evidenced by an opinion of independent counsel, in form and substance reasonably satisfactory to ARL, to such effect delivered to ARL.
          4. Duties.
          4.1. Duties of ARL. Subject to the terms and provisions hereof, ARL shall provide or arrange for the provision of the ARL Services to and on behalf of ARI during the Term in the same manner as ARL performs such services on its own behalf. ARI shall furnish to ARL all such information as may be reasonably necessary to enable ARL to provide the ARL Services. Any ARL Service to be provided by ARL under this Agreement shall be performed by ARL, any of its Affiliates, or any other Person with the capability to provide such ARL Service that ARL arranges to provide such ARL Service.
          4.2. Duties of ARI. Subject to the terms and provisions hereof, ARI shall provide or arrange for the provision of the ARI Services to and on behalf of ARL during the Term in the same manner as ARI performs such services on its own behalf. ARL shall furnish to ARI all such information as may be reasonably necessary to enable ARI to provide the ARI Services.
          5. Records and Information.
          (a) ARL and ARI each shall maintain separate, complete and accurate records relating to the Services provided by it hereunder and all matters covered by this Agreement in equivalent or better form and to an equivalent or better extent as it customarily maintains records for itself or in respect of its performance of similar services for and on behalf of other Persons. During the period that ARL provides any of the Accounting and Finance Services and Treasury Services to ARI pursuant to this Agreement, ARL shall provide ARI with a calendar monthly statement of all amounts received by ARL for the account of ARI.
          (b) ARI and its designees shall have the right, at ARI’s expense, for their respective representatives to examine ARL’s books and records relating to the provision by ARL of the ARL Services to ARI, and to make copies thereof or extracts therefrom, at any time during normal business hours upon not less than two (2) Business Days’ prior written notice.
          (c) ARL and its designees shall have the right, at ARL’s expense, for their respective representatives to examine ARI’s books and records relating to the provision by ARI of the ARI Services to ARL, and to make copies thereof or extracts therefrom, at any time during normal business hours upon not less than two (2) Business Days’ prior written notice.
          (d) Upon the expiration or termination of the Term or of the termination by ARI of ARL’s obligation with respect to any ARL Service provided hereunder, ARL shall promptly deliver to ARI or its designees originals or copies of any records maintained by ARL in respect of all of the ARL Services or any such terminated ARL Service, as the case may be, and

ARL shall reasonably cooperate, at the expense of ARI, with ARI or its designees in connection with the transfer of ARL’s duties hereunder to ARI or a third Person so as to ensure, to the extent practicable, an orderly transition to the provision of ARL Services by ARI or any such third Person.
          (e) Upon the expiration or termination of the Term or of the termination by ARL of ARI’s obligation with respect to any ARI Service provided hereunder, ARI shall promptly deliver to ARL or its designees originals or copies of any records maintained by ARI in respect of all of the ARI Services or any such terminated ARI Service, as the case may be, and ARI shall reasonably cooperate, at the expense of ARL, with ARL or its designees in connection with the transfer of ARI’s duties hereunder to ARL or a third Person so as to ensure, to the extent practicable, an orderly transition to the provision of ARI Services by ARL or any such third Person.
          (f) Following the expiration or termination of the Term or of the termination of ARI’s or ARL’s obligation with respect to any Service provided hereunder, ARL and ARI shall each provide the other with access to any records maintained by it relating to the Services or any terminated Service for any valid business purpose, including the preparation of financial statements and tax returns, in connection with tax audits and in connection with litigation.
          (g) Without limiting any of the provisions and terms of this Agreement, if ARI shall have a class of securities registered under the Securities and Exchange Act of 1934, as amended, or otherwise be required to file periodic reports under said Act:
               (i) ARL will, and will use its commercially reasonable efforts to cause its independent auditors to, provide ARI with such information, records, reports or documentation as ARI may reasonably request (to the extent in ARL’s possession or otherwise generally available to ARL) to permit ARI to comply with applicable laws, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002 and rules and regulations promulgated under such Acts or any successor provisions. Such information, records, reports and documentation and testing thereof may include, without limitation, a SAS 70 Type II Report within 45 days of the end of each calendar year commencing with the calendar year ending December 31, 2006 prepared by ARL’s independent auditors in accordance with Statement on Auditing Standards No. 70, Service Organizations (“SAS 70”), which report shall include an opinion with respect to the controls that are in effect at ARL over the practices and procedures relating to ARL’s performance of such Services under this Agreement (“SAS 70 Type II Report”), and such other information, records, reports or documentation as may be reasonably requested of ARL and its management for ARI to comply with Section 404, entitled “Management’s Assessment of Internal Controls”, of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or any successor provisions;
               (ii) ARL will, and will use its commercially reasonable efforts to cause its independent auditors to, provide to the independent public accountants of ARI such information, records, reports or documentation as ARI or its independent public accountants may reasonably request (to the extent in ARL’s possession or otherwise generally available to ARL) to allow ARI’s independent public accountants to complete audits and limited reviews of the financial statements and other accounting or financial data or information of ARI (including, without limitation, such information, records, reports (including SAS 70 Type II Reports) and documentation and testing thereof as may be necessary for such independent public accountants to provide the attestation to, and report on, the internal control assessment made by ARI and its management required under the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated thereunder or any successor provisions and the rules of the Public Company Accounting Oversight Board);
               (iii) ARL shall correct as promptly as practicable, any deficiencies in books and records and associated controls and procedures relating to the information provided under this Section 5 that are identified by ARI in writing in reasonable detail in connection with any internal control assessment, audit or similar review or report conducted or to be conducted by ARI, its management or its independent public accountants pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or any successor provisions. If at any time ARI reasonably determines that any changes are needed to be made to ARL’s internal controls and identifies such changes in reasonable detail in writing then ARL shall work diligently to make such changes as promptly as practicable. ARL shall have no responsibility for determining what changes or corrections are necessary and shall follow only those instructions provided by ARI; and
               (iv) All direct and indirect costs and expenses relating to any of the requests made by ARI of ARL under and pursuant to this Section 5(g) (including employee time required to compile information or otherwise comply with this Section 5(g), changes to systems maintained by ARL to provide information in a specific format, fees and expenses charged by ARL’s independent auditor or other third parties) shall be at the expense of ARI, unless (A) ARL prepares the same exact information for itself in its ordinary course of business, in which case the cost shall be a nominal processing fee, or (B) ARL provides the same exact information or report to ARI as a service hereunder, in which case the cost shall be covered by the applicable Exhibit’s cost calculation(s). The intent of the parties is not to double charge for any service or other work performed by one party for the other hereunder.
          6. Representations and Warranties. Each of ARI and ARL represents and warrants to the other as follows:
          (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. It has all necessary entity power and authority and has taken all entity action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder.
          (b) This Agreement has been duly executed and delivered by it and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium, marshalling or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

          (c) Neither the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder nor the consummation of the transactions contemplated hereby will (i) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or permit the termination of, or constitute a default under, or cause the acceleration of the maturity of, any agreement, debt or obligations of any nature of it or to which it is a party or bound, (ii) require the consent of any party to any agreement, instrument or commitment to which it is a party or to which it or its properties is bound, (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental authority to which it is subject, or (iv) result in the creation of any lien, security interest or other encumbrance on its assets, which in the case of (i), (ii), (iii) or (iv) would cause the transactions contemplated by this Agreement not to be consummated or that would have a material adverse effect on the business, financial condition or operations of the other party to this Agreement.
          (d) No consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is required to be made or obtained by it in connection with the execution, delivery and performance of this Agreement, the performance by it of its obligations hereunder or the consummation of the transactions contemplated hereby, the failure of which to have been made or obtained would have a material adverse effect on the ability of such party to perform its obligations hereunder or on the business, financial condition, or operations of any party to this Agreement.
          7. Fees.
          7.1. Fees. For each of the ARL Services provided under this Agreement by ARL, ARI will pay ARL the fees set forth on Schedule A, and for each of the ARI Services provided under this Agreement by ARI, ARL will pay ARI the fees set forth on Schedule B (collectively, the “Fees”). The Fees are intended to include all direct costs and expenses relating to the performance by ARI and ARL of their respective Services under this Agreement.
          7.2. ARL Service Invoices. ARL will invoice ARI monthly in advance for all ARL Services performed hereunder, and each such invoice shall be accompanied by a summary, in reasonable detail, of ARL’s calculation of the Fees for such ARL Services, which calculation shall be binding upon ARI absent manifest error. ARI will pay all such invoiced amounts within ten (10) days from the date of delivery of each such invoice.
          7.3. ARI Service Invoices. ARI will invoice ARL monthly in advance for all ARI Services performed hereunder, and each such invoice shall be accompanied by a summary, in reasonable detail, of ARI’s calculation of the Fees for such ARI Services, which calculation shall be binding upon ARL absent manifest error. ARL will pay all such invoiced amounts within ten (10) days from the date of delivery of each such invoice.
          8. Events of Default; Remedies.
          8.1. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:

          (a) the failure by ARI or ARL, as the case may be, to pay when due any amount payable by it hereunder unless such failure shall have been remedied within ten (10) days;
          (b) breach or failure to comply with or perform any covenant (other than the covenants referred to in clause (a) hereof) to be complied with or performed by ARI or ARL hereunder, and such default shall not have been remedied within thirty (30) days;
          (c) the commencement of any case or proceeding against any party hereto (i) under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) seeking to adjudge such party a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of such party under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such party or of any substantial part of the property of such party, or ordering the winding up or liquidation of the affairs of such party, and (x) the entry of an order for relief in any of the foregoing or any such adjudication or appointment shall occur or (y) the continuance of any such case or proceeding undismissed, undischarged or unbonded for a period of sixty (60) consecutive days;
          (d) the commencement by any party hereto of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such party in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such party, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trust, sequestrator or similar official of such party or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of limited liability company action by it in furtherance of any such action;
          (e) any representation or warranty made herein by any party hereto shall prove to have been false or misleading as of the time made or furnished in any material respect; or
          (f) (i) with respect to ARL only, if, other than as provided for in this Agreement, ARL shall cease to be actively involved in the business of providing the services constituting the ARL Services or (ii) with respect to ARI only, if, other than as provided for in this Agreement, ARI shall cease to be actively involved in the business of providing the services constituting the ARI Services.
          8.2. Remedies Upon Default.
          (a) Upon the occurrence and during the continuation of any Event of Default by ARL, ARI, as the non-defaulting party, in its sole discretion, may (i) terminate the Term or the provision of any Services hereunder by notice to ARL, which termination shall be effective as of the date of such notice or such later date, in the discretion of ARI, as such notice may specify, (ii) proceed by appropriate court action to enforce performance of this Agreement by ARL, or (iii) sue to recover actual direct damages (including lost revenues but not consequential damages) that result from a breach hereof, and ARL shall bear ARI’s costs and expenses, including reasonable attorney’s fees, in securing such enforcement or damages.
          (b) Upon the occurrence and during the continuation of any Event of Default by ARI, ARL, as the non-defaulting party, in its sole discretion, may (i) terminate the Term or the provision of any Services hereunder by notice to ARI, which termination shall be effective as of the date of such notice or such later date, in the discretion of ARL, as such notice may specify, (ii) proceed by appropriate court action to enforce performance of this Agreement by ARI, or (iii) sue to recover actual direct damages (including lost revenues but not consequential damages) that result from a breach hereof, and ARI shall bear ARL’s costs and expenses, including reasonable attorney’s fees, in securing such enforcement or damages.
          8.3. Remedies Cumulative. Each and every right, power and remedy herein specifically given to ARI or ARL shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law or in equity, and each and every right, power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by ARI or ARL, as the case may be. All such rights, powers and remedies shall be cumulative, and the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of ARI or ARL in the exercise of any such right, power or remedy and no extension of time for any payment due hereunder shall impair any such power or shall be construed to be a waiver of any default or an acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted by any party hereto to any other party hereto shall not otherwise alter or affect the respective rights and obligations of the parties hereto. The acceptance of any payment by any party hereto after it shall have become due hereunder shall not be deemed to alter or affect the respective rights and obligations of the parties hereto with respect to any subsequent payments or defaults hereunder.
          9. Force Majeure. Neither party hereto shall be deemed to be in breach or in violation of this Agreement if such Person is prevented from performing any of its obligations hereunder for any reason beyond its reasonable control, including acts of God, riots, strikes, fires, storms, wars, terrorism, insurrections, or public disturbances, or any regulation of any Federal, state or local government or any agency thereof.
          10. Entire Agreement; Modification and Waiver. This Agreement (including the recitals herein and any schedules or exhibits hereto, each of which is an integral part of this Agreement) sets forth the entire agreement and understanding between ARI and ARL with respect to the subject matter hereof. This Agreement may not be waived, changed, altered, modified or amended in any respect without a writing to that effect, signed by all of the parties hereto affected by such waiver, change, alteration, modification, or amendment. Failure of a party to enforce one or more of the provisions of this Agreement or to exercise any option or other rights hereunder or to require at any time performance of any of the obligations hereof shall not in any manner be construed (a) to be a waiver of such provisions by such party, (b) to affect the validity of this Agreement or such party’s right thereafter to enforce each and every provision of this Agreement, or (c) to preclude such party from taking any other action at any time that it would be legally entitled to take.
          11. Communications. All notices, requests, demands, consents, approvals, reports, statements and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) upon receipt when delivered by hand, overnight delivery service or facsimile transmission with respect to which receipt has been acknowledged or (b) three (3) business days after mailing, by registered or certified mail, postage prepaid, return receipt requested, and addressed to the party for whom intended at the following addresses or such changed address as such parties may have fixed by notice:
To ARL:
American Railcar Leasing LLC
100 Clark Street
St. Charles, Missouri 63301
Attention: Treasurer
Telecopy no.: (636) 940-6044
Telephone no.: (636) 940-6000
To ARI:
American Railcar Industries, Inc.
100 Clark Street
St. Charles, Missouri 63301
Attention: Treasurer
Telecopy no.: (636) 940-6044
Telephone no.: (636) 940-6000
provided, however, that any notice of change of address shall be effective only upon receipt.
          12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.
          13. Severability. Any provision of this Agreement that may be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereby waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect. In addition, in the event of any such prohibition or unenforceability, the parties agree that it is their intention and agreement that any such provision that is held or determined to be prohibited or unenforceable, as written, in any jurisdiction shall nonetheless be in force and binding to the fullest extent permitted by the law of such jurisdiction as though such provision had been written in such a manner and to such an extent as to be enforceable therein under the circumstances.
          14. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto; provided, however, that no assignment hereof by ARI or transfer of ARI’s rights or obligations hereunder whether by operation or law or otherwise shall be valid and effective as against ARL without the prior consent of ARL.
          15. Third Party Beneficiaries. The terms and provisions of this Agreement are intended for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.
          16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          17. CONSENT TO JURISDICTION. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ARI OR ARL ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND ARI AND ARL EACH WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS AGREEMENT, ARI AND ARL EACH IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.
          18. Limitation on Liability; Non-Recourse. Notwithstanding anything in this Agreement to the contrary, none of ARL’s Affiliates shall have any liability with respect to, and ARI expressly waives, releases and agrees not to sue for, any special, indirect or consequential, and, to the extent permitted under applicable law, punitive damages suffered by ARI or any other Person in connection with any breach or default hereunder by ARL. This Agreement is solely and exclusively between ARL and ARI and any obligations of ARL created herein shall be the sole obligations of ARL, and ARI shall not have recourse to any of ARL’s Affiliates for the performance of ARL’s obligations hereunder, unless such obligations are expressly assumed in writing by the Person against whom recourse is sought. ARL or any successor thereto shall be acting hereunder solely in its capacity as provider of the ARL Services.
          19. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTY HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR

RELATING TO THIS AGREEMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.
[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Services Agreement as of the date first above written.

AMERICAN RAILCAR LEASING LLC
By:	American Railcar Industries, Inc.,
its managing member

By:	/s/ James J. Unger
	Name:	James J. Unger
	Title:	President

AMERICAN RAILCAR INDUSTRIES, INC.
By:	/s/ James J. Unger
	Name:	James J. Unger
	Title:	President